SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2011

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.  Other Events.

Station Casinos, Inc. (“SCI”) and certain subsidiaries of SCI (collectively, the “Sellers”) and FG Opco Acquisitions LLC (the “Purchaser”) entered into the Third Amendment to Asset Purchase Agreement, dated as of April 29, 2011 (the “Third Amendment”), which amends that certain Asset Purchase Agreement, dated as of June 7, 2010 (as amended by the First Amendment to Asset Purchase Agreement, dated as of August 26, 2010, and the Second Amendment to Asset Purchase Agreement, dated as of March 29, 2011, the “Asset Purchase Agreement”), by and among the Sellers and the Purchaser, to extend the termination date of the Asset Purchase Agreement to June 30, 2011.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibits are being filed herewith:

10.1                           Third Amendment to Asset Purchase Agreement, dated as of April 29, 2011, by and among Station Casinos, Inc., certain subsidiaries of Station Casinos, Inc. and FG Opco Acquisitions LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: May 4, 2011	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

10.1	Third Amendment to Asset Purchase Agreement, dated as of April 29, 2011, by and among Station Casinos, Inc., certain subsidiaries of Station Casinos, Inc. and FG Opco Acquisitions LLC.